Reg. No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                 ______________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              FIRSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

                   Wisconsin                          39-0711710
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)

                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202
                                 (414) 765-5977
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                         ______________________________

                           Howard H. Hopwood III, Esq.
                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202
                                 (414) 765-5977
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

             Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                    ________________________________________
                         CALCULATION OF REGISTRATION FEE


    Title of Each                    Proposed     Proposed
       Class of                      Maximum      Maximum
      Securities       Amount        Offering     Aggregate     Amount of
        to be          to be          Price       Offering    Registration
      Registered    Registered(1)    Per Unit       Price          Fee

    Common Stock,
    $1.25 per
    share             159,143        $12.751      $2,029,233      $700

    Preferred
    Share
    Purchase
    Rights             79,572          (2)           (2)           (2)

   (1) Represents the number of shares of Common Stock initially purchasable upon exercise of warrants. This registration statement also includes such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of warrants as a result of antidilution provisions contained therein.
   (2) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   PROSPECTUS

                               FIRSTAR CORPORATION
                                 _______________

                                 159,143 Shares

                                       of
                                  Common Stock
                                ($1.25 par value)
                                 _______________

             This Prospectus relates to an aggregate of 159,143 shares (the "Shares") of common stock, par value $1.25 per share (the "Firstar Common Stock"), of Firstar Corporation, a Wisconsin corporation ("Firstar"), reserved for issuance upon exercise of warrants (the "Warrants") that were assumed by Firstar on April 28, 1995 in connection with the Agreement and Plan of Reorganization, dated as of August 21, 1994 (the "Merger Agreement"), by and among Investors Bank Corp., a Delaware corporation ("Investors"), Firstar Corporation of Minnesota, a Minnesota corporation and wholly owned subsidiary of Firstar ("FCM"), and Firstar. The Warrants entitle the holders thereof to purchase Shares at an exercise price of $12.751 per share until the expiration of the Warrants on November 13, 1996. Assuming all of the Warrants are exercised, Firstar will receive proceeds in the amount of $2,029,233 before deducting expenses payable by Firstar estimated at $21,000.

             Firstar Common Stock is traded on the New York Stock Exchange. On April 10, 1995, the closing price of the Firstar Common Stock on the New York Stock Exchange was $30.625 per share.
                                 _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                                 _______________

             No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by Firstar. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is April 28, 1995.

                              AVAILABLE INFORMATION

             Firstar is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning Firstar can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, Firstar Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange, and reports, proxy statements and other information concerning Firstar can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605.

             Firstar has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents of Firstar which have been filed with the Commission are hereby incorporated by reference in this Prospectus:
   (i) Firstar's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) Firstar's Current Report on Form 8-K filed February 7, 1995; and (iii) the description of Firstar's Common Stock contained in Item 1 of Firstar's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             All documents filed by Firstar pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to April 12, 1995 and prior to the termination of the offering of Firstar Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             Firstar will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (excluding exhibits unless specifically incorporated therein). Requests for such copies should be directed to Mr. William H. Risch, Senior Vice President-Finance and Treasurer, Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, telephone number
   (414) 765-4985.


                               FIRSTAR CORPORATION

   General

             Firstar is a registered bank holding company incorporated in Wisconsin in 1929. Firstar is the largest bank holding company headquartered in Wisconsin. Firstar's 15 bank subsidiaries in Wisconsin had total assets of approximately $10 billion at December 31, 1994. Its eleven Iowa banks, one Illinois bank and one Minnesota bank had total assets of approximately $2.7 billion, $959 million and $1.2 billion, respectively, as of December 31, 1994. Firstar has one bank in Phoenix, Arizona, with total assets of $102 million as of December 31, 1994.

             Firstar provides banking services throughout Wisconsin and Iowa and in the Chicago, Minneapolis-St. Paul and Phoenix metropolitan areas. At December 31, 1994, its Wisconsin bank subsidiaries operated in 135 locations, with offices in eight of the ten largest metropolitan population centers of the state, including 74 offices in the Milwaukee metropolitan area. Its Iowa bank subsidiaries operated in 43 locations; its Illinois bank subsidiaries in 15 locations; its Minnesota bank subsidiary in 24 locations; and its Arizona bank in three locations; and a trust subsidiary in Florida in two locations. Firstar's bank subsidiaries provide a broad range of financial services for companies based in Wisconsin, Iowa, Illinois and Minnesota, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. The bank subsidiaries also engage in correspondent banking and provide trust and investment services to individual and corporate customers. Firstar Bank Milwaukee, N.A., Firstar Bank Cedar Rapids, N.A. and Firstar Bank Madison, N.A. also conduct international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection and foreign exchange transactions. Nonbank subsidiaries provide retail brokerage services, trust and investment services, residential mortgage banking activities, title insurance, business insurance, consumer and credit related insurance and corporate computer and operational services.

             At December 31, 1994, Firstar and its subsidiaries employed 7,680 full-time and 2,196 part-time employees, of which approximately 970 full-time employees are represented by a union under a collective bargaining agreement that expires on August 31, 1996. Management considers its relations with its employees to be good.

   Recent Developments

             On August 21, 1994, Firstar signed a definitive agreement to acquire Investors, a publicly held regional thrift holding company. On April 28, 1995, Firstar completed the acquisition of Investors pursuant to a merger of Investors with and into FCM, as a result of which Firstar directly owns 100% of the stock of the surviving corporation, FCM (the "Merger").

             On January 31, 1995, Firstar completed its acquisition of First Colonial Bankshares Corporation ("First Colonial"), a multi-bank holding company located in Chicago, Illinois, with consolidated assets of $1.8 billion as of December 31, 1994. First Colonial was merged into, and became, a wholly-owned subsidiary of Firstar. The acquisition was accounted for as a pooling-of-interests.

                             ASSUMPTION OF WARRANTS

             On April 28, 1995, Firstar acquired Investors pursuant to the terms of the Merger Agreement. The Warrants were originally issued in November 1991 by Investors in a public offering of units consisting of one Warrant to purchase one-half share of Investors' common stock, par value $.01 per share ("Investors Common Stock"), and one share of Investors' Perpetual Preferred Stock, Series 1991. Prior to the Merger, after giving effect to a 4-for-3 stock split, each Warrant entitled the holder thereof to purchase two-thirds (2/3) share of Investors Common Stock. Pursuant to the Merger Agreement, all of the Warrants were assumed by Firstar at the effective time of the Merger and Firstar entered into a supplemental warrant agreement to the warrant agreement, dated as of October 15, 1991 (such warrant agreement as supplemented, the "Warrant Agreement"), between Investors and Norwest Bank Minnesota, National Association, as warrant agent (the "Warrant Agent").

             Also pursuant to the Merger Agreement, each Warrant is deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Merger, the number of shares of Firstar Common Stock that the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised the Warrant in full immediately prior to the effective time of the Merger.
   The exercise price under each Warrant is $12.751 per share of Firstar Common Stock, such price per share being equal to (x) the aggregate exercise price for the shares of Investors Common Stock otherwise purchasable pursuant to such Warrant divided by (y) the number of full shares of Firstar Common Stock deemed purchasable pursuant to such Warrant. The exercise price for the Firstar Common Stock under the Warrants is subject to certain adjustments pursuant to the terms of the Warrant Agreement. Firstar has taken all corporate action necessary to reserve for issuance a sufficient number of shares of Firstar Common Stock for delivery upon exercise of the Warrants assumed by it. This prospectus is being distributed to holders of the Warrants and relates to the Shares issuable upon exercise of the Warrants.


                                 USE OF PROCEEDS

             Assuming that all of the Warrants are exercised, Firstar will receive proceeds of approximately $2,029,233 before deducting expenses payable by Firstar estimated at $21,000. The net proceeds to Firstar from the sale of any Shares upon exercise of the Warrants will be used for working capital and other general corporate purposes.

                DESCRIPTION OF WARRANTS AND PLAN OF DISTRIBUTION

             The Shares offered hereby are being offered by Firstar to holders of Warrants. See "Assumption of Warrants." Such Shares will be offered directly by Firstar, without the use of an underwriter or placement agent. The Warrants entitle the holders thereof to purchase Shares at an exercise price of $12.751 per Share, subject to adjustment under certain circumstances, payable in cash or by check, bank draft or money order. The Warrants expire on November 13, 1996.

             Warrants may be presented for exchange or registration of transfer (with the form of assignment on the reverse thereof duly completed and executed) at the office or agency maintained by Firstar for that purpose (initially the corporate trust office of the Warrant Agent in Minnesota, but subject to change by Firstar), upon payment of any taxes and other governmental charges and amounts as permitted pursuant to the Warrant Agreement. Upon the surrendering of a Warrant Certificate and such payment, a new Warrant Certificate will be issued and delivered, in the name of the assignee and in the denomination or denominations (in a whole number of Warrants) specified in such form of assignment. If less than all of the Warrants evidenced by a Warrant Certificate are being transferred, a new Warrant Certificate will be issued to the transferor for the portion of the Warrant Certificate not being transferred. Upon surrender of the Warrant Certificate or Certificates for exchange, such payment as described above and notice by the registered holder of such Warrant Certificate or Certificates specifying the names and denominations in which new Warrant Certificates are to be issued, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with the notice.

             The Warrants can be exercised by surrendering, to the office or agency maintained by Firstar for that purpose (initially the corporate trust office of the Warrant Agent in Minnesota, but subject to change by Firstar), a Warrant Certificate with the form of election to purchase on the reverse thereof duly completed and signed by the Warrant holder or his or her duly authorized agent indicating the Warrant holder's election to exercise all or a portion (consisting of whole Warrants) of the Warrant evidenced by such Certificate accompanied by payment of the exercise price of the Warrants to be exercised, which payment may be made in the form of cash or a check, bank draft or money order payable to the order of the Warrant Agent equal to the aggregate purchase price. The Warrant Agent will return a certificate evidencing the number of shares of Firstar Common Stock issued upon exercise of the Warrant, together with a new Warrant Certificate if less than all of the shares covered by the Warrant Certificate are being purchased.

             The Warrant Agreement provides for adjustment of the exercise price and the number of shares of Firstar Common Stock purchasable upon exercise of the Warrants to protect the Warrant holders against dilution in certain events, including stock dividends, distributions of Firstar Common Stock, stock splits, reorganizations, reclassifications, subdivisions and combinations of Firstar Common Stock, the merger, consolidation or disposition of all or substantially all of the assets of Firstar, or the distribution pro rata to all holders of Firstar Common Stock of assets or debt securities.

             Firstar and the Warrant Agent may from time to time supplement or amend the Warrant Agreement or the provisions of the Warrant Certificates without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained therein that may be defective or inconsistent with the other provisions therein, or to make any other provisions in regard to matters or questions arising thereunder that are not inconsistent with the provisions of the Warrant Certificates and do not adversely affect the interest of the Warrant holders.

             Firstar is not required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of Firstar Common Stock on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a share of Firstar Common Stock would otherwise be issuable on the exercise of any Warrant, Firstar will purchase such fraction for an amount in cash equal to the current value of such fraction. By accepting a Warrant Certificate, the holder thereof has waived any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of Firstar Common Stock upon exercise of a Warrant.

             The Warrant holders as such are not entitled to vote, receive dividends or exercise any of the rights of holders of shares of Firstar Common Stock for any purpose until such Warrants have been duly exercised and payment of the purchase price has been made.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

             Under presently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, including changes that may be retroactive, the federal income tax consequences described below may arise in connection with the exercise of Warrants. Due to the complexity of the Code, the following statements are merely statements of general tax principles and likely tax consequences to the extent presently determinable, and such statements may not be authoritative in individual cases or where special rules may apply. A Warrant holder should consult his or her own tax advisor concerning this offering. Warrant holders should also consult their own tax advisors as to the tax treatment arising from the application of foreign, state and local tax laws and regulations.

   Sale or Exchange of Warrants

             Upon a sale or exchange of Warrants, the holder thereof will recognize long-term or short-term capital gain or loss, depending upon whether the holding period therefor is more or less than six months, assuming that the holder is not a dealer in Warrants and the Firstar Common Stock is, or would be when acquired, a capital asset in the hands of the holder. The amount of gain or loss will be the difference between the amount realized and the tax basis of the Warrants sold. The redemption of a Warrant may also be considered a sale or exchange so that any gain or loss recognized as a result thereof may also be a capital gain
   or loss.   Any loss realized by a holder of a Warrant due to the failure to exercise prior to the expiration date will be treated as a capital loss.

             As a result of the conversion of the Warrants from warrants to acquire shares of the Investors Common Stock into warrants to acquire Firstar Common Stock, Warrant holders may be deemed to have recognized gain or loss equal to the difference, if any, between the Warrant holder's tax basis in such Warrants and the fair market value thereof immediately after the change in the terms of the Warrants, as if such Warrants had been sold or exchanged. Warrant holders are urged to consult with their own tax advisors with respect to this matter. If such conversion is taxable, then a Warrant holder's tax basis in the converted Warrants will be equal to their fair market value.

   Exercise of Warrants

             Generally, a holder of Warrants will not recognize any gain or loss on the purchase of Shares for cash upon exercise of the Warrants.
   The tax basis of the Shares received will be equal to the tax basis, as adjusted, in the Warrants so exercised, plus the cash exercise price. The holding period of the Shares received upon exercise of a Warrant for cash will not include the period during which the Warrant was held, but will commence only upon the exercise date of the Warrant.

             Section 305 of the Code and the applicable Treasury Regulations provide that in certain circumstances a change in the exercise price for the Warrants will be treated as a deemed distribution of an increased interest in the assets or earnings and profits of Firstar that, in turn, will produce ordinary dividend income for a holder of Warrants. The amount of such deemed dividend will be equal to the fair market value of any additional shares of the Firstar Common Stock (and cash in lieu of fractional shares) received as a result of the change in the exercise price of the Warrants. In certain other circumstances, Section 305 of the Code and the applicable Treasury Regulations provide that the absence of appropriate adjustments in the conversion price for the Warrants will produce dividend income for the holders of the Firstar Common Stock. The terms of the conversion of the Warrants were established so as to prevent dilution of the economic rights of the Warrant holders and, as such, the conversion should not result in the recognition of ordinary dividend income by the holders of either the Warrants or the Firstar Common Stock.

   Other Tax Consequences

             No information has been provided as to income, franchise, personal property or other taxation in any state or locality or as to the tax effect of ownership of Warrants in any state or locality.

             THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A WARRANT HOLDER'S PARTICULAR TAX SITUATION. WARRANT HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                                     EXPERTS

             The consolidated financial statements of Firstar and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

             The validity of the Shares offered hereby has been passed upon for Firstar by Howard H. Hopwood III, Senior Vice President and General Counsel of Firstar. Mr. Hopwood is a full-time employee of Firstar and, at March 31, 1995, directly or beneficially owned approximately 54,034 shares of Firstar Common Stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

             SEC Registration Fee  . . . . . . . . . . . . . . . . . $    700
             Accounting Fees and Expenses  . . . . . . . . . . . . .    5,000
             Legal Fees and Expenses . . . . . . . . . . . . . . . .    5,000
             Miscellaneous . . . . . . . . . . . . . . . . . . . . .    4,000
                                                                      -------
                  Total  . . . . . . . . . . . . . . . . . . . . . .  $21,000
                                                                      =======

             All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by Firstar.

   Item 15.  Indemnification of Directors and Officers

             Pursuant to the Wisconsin Business Corporation Law, directors and officers of Firstar are entitled to mandatory indemnification from Firstar against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and
   (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Firstar and such breach or failure constituted: (a) a willful failure to deal fairly with Firstar or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of Firstar are not subject to personal liability to Firstar, its shareholders or any person asserting rights on behalf thereof for certain breaches or failure to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Firstar's By-Laws contain similar indemnification provisions as to directors and officers of Firstar. In addition, Firstar has entered into individual indemnity agreements with all of its current directors. The indemnity agreements are virtually identical in all substantive respects to Firstar's By-Laws.

             Expenses for the defense of any action for which indemnification may be available may be advanced by Firstar under certain circumstances.

             Firstar maintains a liability insurance policy for officers and directors which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

             In addition, Firstar's Pension Plan and Thrift and Sharing Plan provide for indemnification of members of the plan committees and directors of Firstar as follows:

             The Company shall indemnify each member of the Plan Committee and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

   Item 16.  List of Exhibits

             4.1 Warrant Agreement, dated October 15, 1991 between Investors Bank Corp. and Norwest Bank Minnesota, National Association (Exhibit 4.7 to Registration No. 33-42684; incorporated herein by reference).

             4.2 Form of Supplemental Warrant Agreement between Firstar Corporation and Norwest Bank Minnesota, National Association (Exhibit 4(e) to Amendment No. 1 to
                  Registration No. 33-57245; incorporated herein by reference).

             4.3 Shareholder Rights Plan of Firstar Corporation (Exhibit 4 to Form 8-K dated January 19, 1989; incorporated herein by reference).

             4.4 Restated Articles of Incorporation, as amended, of Firstar Corporation (Exhibit 4(d) to Amendment No. 1 to
                  Registration Statement No. 33-57225; incorporated herein by reference).

             4.5 Articles of Amendment to the Restated Articles of Incorporation of Firstar Corporation creating Series D Convertible Preferred Stock (Exhibit 4(e) to Amendment No. 1 to Registration Statement No. 33-57225; incorporated herein by reference).

             5    Opinion of Howard H. Hopwood III, Esq.

             23.1 Consent of KPMG Peat Marwick LLP.

             23.2 Consent of Howard H. Hopwood III, Esq. (included in Exhibit
                  5).

             24   Powers of Attorney.

   Item 17.  Undertakings

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or
             events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;

                  (iii)     To include any material information
             with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 12, 1995.

                                      FIRSTAR CORPORATION



                                      By:  /s/ Roger L. Fitzsimonds
                                           Roger L. Fitzsimonds
                                           Chairman of the Board and Chief
                                              Executive Officer



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signatures                   Title                 Date



    /s/ Roger L. Fitzsimonds    Chairman of the Board,
    Roger L. Fitzsimonds        Chief Executive Officer
                                and Director (principal
                                executive officer)        April 12, 1995

                              *
    /s/ John A. Becker          President and Director
    John A. Becker                                        April 12, 1995

                              *
    /s/ William H. Risch        Senior Vice President-
    William H. Risch            Finance and Treasurer
                                (principal accounting
                                and financial officer)    April 12, 1995


                              *
    /s/ Michael E. Batten               Director
    Michael E. Batten                                     April 12, 1995


                              *
    /s/ Robert C. Buchanan              Director
    Robert C. Buchanan                                    April 12, 1995

                              *
    /s/ George M. Chester, Jr.          Director
    George M. Chester, Jr.                                April 12, 1995


                              *
    /s/ Roger H. Derusha                Director
    Roger H. Derusha                                      April 12, 1995

                              *
    /s/ James L. Forbes                 Director
    James L. Forbes                                       April 12, 1995


                              *
    /s/ Holmes Foster                   Director
    Holmes Foster                                         April 12, 1995


                              *
    /s/ Joseph F. Heil, Jr.             Director
    Joseph F. Heil, Jr.                                   April 12, 1995


                              *
    /s/ John H. Hendee, Jr.             Director
    John H. Hendee, Jr.                                   April 12, 1995

                              *
    /s/ Jerry M. Hiegel                 Director
    Jerry M. Hiegel                                       April 12, 1995


                              *
    /s/ Joe Hladky                      Director
    Joe Hladky                                            April 12, 1995


                              *
    /s/ C. Paul Johnson                 Director
    C. Paul Johnson                                       April 12, 1995

                              *
    /s/ James H. Keyes                  Director
    James H. Keyes                                        April 12, 1995


                              *
    /s/ Sheldon B. Lubar                Director
    Sheldon B. Lubar                                      April 12, 1995

                              *
    /s/ Daniel F. McKeithan,            Director
     Jr.
    Daniel F. McKeithan, Jr.                              April 12, 1995


                              *
    /s/ George W. Mead II               Director
    George W. Mead II                                     April 12, 1995


                              *
    /s/ Guy A. Osborn                   Director
    Guy A. Osborn                                         April 12, 1995


                              *
    /s/ Judith D. Pyle                  Director
    Judith D. Pyle                                        April 12, 1995

                              *
    /s/ Clifford V. Smith, Jr.          Director
    Clifford V. Smith, Jr.                                April 12, 1995


                              *
    /s/ William W. Wirtz                Director
    William W. Wirtz                                      April 12, 1995



                                By:  /s/ William J. Schulz
                                     William J. Schulz
                                     Attorney-in-Fact

   _______________

   * Pursuant to authority granted by powers of attorney filed with the Registration Statement.

                                  EXHIBIT INDEX

    Exhibit No.                        Exhibit

        4.1 Warrant Agreement, dated October 15, 1991 between Investors Bank Corp. and Norwest Bank Minnesota, National Association (Exhibit 4.7 to Registration No. 33-42684; incorporated herein by reference).

        4.2 Form of Supplemental Warrant Agreement between Firstar Corporation and Norwest Bank Minnesota, National Association (Exhibit 4(e) to Amendment No. 1 to Registration No. 33-57245; incorporated herein by reference).

        4.3      Shareholder Rights Plan of Firstar Corporation
                 (Exhibit 4 to Form 8-K dated January 19, 1989;
                 incorporated herein by reference).

        4.4 Restated Articles of Incorporation, as amended, of Firstar Corporation (Exhibit 4(d) to Amendment No. 1 to Registration Statement No. 33-57225;
                 incorporated herein by reference).

        4.5 Articles of Amendment to the Restated Articles of Incorporation of Firstar Corporation creating Series D Convertible Preferred Stock (Exhibit 4(e) to Amendment No. 1 to Registration Statement No. 33-57225; incorporated herein by reference).

         5       Opinion of Howard H. Hopwood III, Esq.

        23.1     Consent of KPMG Peat Marwick LLP.

        23.2 Consent of Howard H. Hopwood III, Esq. (included in Exhibit 5).

         24      Powers of Attorney.